Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-210415) and related Prospectus of Beacon Roofing Supply, Inc. for the registration of 8,536,500 shares of its common stock and to the incorporation by reference therein of our report dated November 24, 2015, except for Notes 2 and 18, as to which the date is February 16, 2016, with respect to the consolidated financial statements of Beacon Roofing Supply, Inc. as of September 30, 2015 and September 30, 2014 and for the three-year period ended September 30, 2015, and our report dated November 24, 2015, with respect to the effectiveness of internal control over financial reporting of Beacon Roofing Supply, Inc. as of September 30, 2015, included in Exhibit 99.1 to Beacon Roofing Supply, Inc.’s Current Report on Form 8-K dated March 25, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
May 6, 2016